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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of iLinc Communications, Inc. (the Company) on Form 10-Q for the quarterly period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James M. Powers, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant tO section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




By: /s/ James M. Powers, Jr.
-----------------------------------
James M. Powers, Jr.,
Chairman of the Board, President and
Chief Executive Officer
February 17, 2004


A signed original of this written statement required by section 906 has been provided to iLinc Communications, Inc, and furnished to the Securities and Exchange Commission or its staff upon request.